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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.            )

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Natural Gas Systems, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NATURAL GAS SYSTEMS

820 GESSNER, SUITE 1340
HOUSTON, TEXAS 77024

October 28, 2004

Dear Stockholder:

        You are cordially invited to attend the 2004 Annual Meeting of Stockholders of Natural Gas Systems, Inc. (the "Company" or "Natural Gas Systems"). The meeting will be held at the Company's offices at 820 Gessner, Suite 1340, Houston, Texas 77024 at 2:00 p.m., local time, on Wednesday, December 1, 2004.

        The Notice of Meeting and the Proxy Statement on the following pages cover the formal business of the meeting, which includes two items to be voted on by the stockholders. At the meeting, I will also report on Natural Gas Systems' current operations and will be available to respond to questions from stockholders. Recording devices will not be permitted in the meeting.

        Please note that space limitations make it necessary to limit attendance to stockholders of record as of October 18, 2004. To accommodate the largest number of stockholders at the meeting, we request that you indicate your intent to attend by calling our offices at (713) 917-0416 or by emailing us at smcdonald@natgas.us, by November 17, 2004.

        Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. You are urged, therefore, to complete, sign, date and return the enclosed proxy card, even if you plan to attend the meeting.

        I hope you will join us.

Sincerely,
/s/ ROBERT S. HERLIN Robert S. Herlin, President and Chief Executive Officer

NATURAL GAS SYSTEMS, INC.

820 GESSNER, SUITE 1340
HOUSTON, TEXAS 77024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on December 1, 2004

        Notice is hereby given to the holders of common stock, $.001 par value per share, of Natural Gas Systems, Inc. that the Annual Meeting of Stockholders will be held at the Company's offices at 820 Gessner, Suite 1340, Houston, Texas 77024, on Wednesday, December 1, 2004, at 2:00 p.m., local time, for the following purposes:

(1)
To elect five directors to serve until the 2005 Annual Meeting of Stockholders;

(2)
To ratify the appointment by the Audit Committee of the Board of Directors of the Company's independent auditors for the fiscal year ending June 30, 2005; and

(3)
To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

        Only those stockholders of record at the close of business on October 18, 2004 are entitled to notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting.

By Order of the Board of Directors,
Houston, Texas October 28, 2004	/s/ LAIRD Q. CAGAN Laird Q. Cagan, Secretary

        WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING YOU MAY, IF YOU WISH, REVOKE YOUR PROXY AND VOTE IN PERSON.

NATURAL GAS SYSTEMS, INC.
820 GESSNER, SUITE 1340
HOUSTON, TEXAS 77024

Annual Meeting of the Stockholders To Be Held on December 1, 2004

PROXY STATEMENT

        This Proxy Statement is furnished to holders of common stock, $.001 par value per share, of Natural Gas Systems, Inc., a Nevada corporation, in connection with the solicitation of proxies by our Board of Directors for use at our 2004 Annual Meeting of Stockholders to be held at 2:00 p.m., local time, at the Company's offices at 820 Gessner, Suite 1340, Houston, Texas 77024, on Wednesday, December 1, 2004, and at any postponement or adjournment thereof.

        This Proxy Statement and the accompanying proxy card are first being mailed to our stockholders on or about October 28, 2004.

What is the purpose of the Annual Meeting?

        At the Annual Meeting, stockholders will act upon the matters outlined in the attached Notice of Meeting and described in detail in this Proxy Statement, which is the election of directors and the ratification of the appointment of our independent auditors. In addition, management will report on our performance during the fiscal year ended June 30, 2004, which we refer to as fiscal 2004, and respond to questions from stockholders.

Who is entitled to vote at the Annual Meeting?

        Only stockholders of record at the close of business on October 18, 2004 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

What are the voting rights of the holders of our common stock?

        Holders of our common stock are entitled to one vote per share with respect to each of the matters to be presented at the Annual Meeting. With regard to the election of directors, the five nominees receiving the greatest number of votes cast will be elected provided a quorum is present. On each other matter to be presented, the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote will be necessary to approve the matter.

        Abstentions will be counted towards the tabulation of votes cast on matters properly presented to the stockholders (except the election of directors) and will have the same effect as negative votes. Broker non-votes will not be counted as votes cast and, therefore, will have no effect on the outcome of the matters presented at the Annual Meeting.

What constitutes a quorum?

        Our Bylaws provide that the presence, in person or by proxy, of the holders of a majority of outstanding shares of our common stock at our Annual Meeting shall constitute a quorum.

        For the purpose of determining the presence of a quorum, proxies marked "withhold authority" or "abstain" will be counted as present. Shares represented by proxies that include broker non-votes will also be counted as shares present for purposes of establishing a quorum. On October 18, 2004, the record date, there were 23,364,600 shares of our common stock issued and outstanding and such shares are the only shares entitled to vote at the Annual Meeting.

What are the Board's recommendations?

        Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors. The Board's recommendations are set forth together with the description of the Proposals in this Proxy Statement. In summary, the Board recommends a vote FOR election of the directors named in this Proxy Statement (see Proposal I), and FOR the ratification of the appointment of Hein & Associates LLP as the Company's independent accountants (See Proposal II).

        The proxy holders will vote in their discretion with respect to any other matter that properly comes before the Annual Meeting.

Proxies

        If the enclosed proxy card is executed, returned in time and not revoked, the shares represented thereby will be voted at the Annual Meeting and at any postponement or adjournment thereof in accordance with the instructions indicated on the proxy and IF NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED (1) "FOR" THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT AND (2) AS TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF, IN THE SOLE DISCRETION OF THE PROXIES.

        A stockholder who has returned a proxy card may revoke it at any time prior to its exercise at the Annual Meeting by (i) giving written notice of revocation to our Corporate Secretary, (ii) properly submitting to Natural Gas Systems a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. All written notices of revocation of proxies should be addressed as follows: Natural Gas Systems, Inc., 820 Gessner, Suite 1340, Houston, Texas 77024, Attention: Sterling H. McDonald.

PROPOSAL I

ELECTION OF DIRECTORS

        The Bylaws of the Company provide that the Board of Directors shall consist of a minimum of one member. The size of the Board of Directors is currently set at five members. Each director shall be selected for a term of one year and until his successor is elected and qualified.

        The following is information concerning the nominees for election.

Nominees

Name	Age	Principal Occupation	Year First Elected Director
Laird Q. Cagan	46	Mr. Cagan has served as the Company's Chairman of the Board and Secretary since May 2004. Mr. Cagan is a co-founder, and, since 2001, has been Managing Director, of Cagan McAfee Capital Partners, LLC, a technology-focused private equity firm in Cupertino, California. He also serves as President of Cagan Capital, LLC, a merchant bank he formed in 1990. From 1999 to 2001, he served as Chairman and Chief Executive Officer of BarterNet Corporation, a worldwide Internet B2B exchange. Mr. Cagan attended M.I.T. and received a BS and an MS degree in engineering, and an MBA, from Stanford University. He is a member of the Young Presidents Organization. Please also see "Certain Relationships and Related Transactions."	2004
Robert S. Herlin	49
		Mr. Herlin has been President, Chief Executive Officer and a Director of the Company since May 2004. Prior to the merger of Natural Gas Systems, Inc. ("Old NGS") into the Company, Mr. Herlin served as President, Chief Executive Officer and Director of Old NGS. He is responsible for all of the Company's operations, development of its business model, identifying acquisitions of applicable oil and gas properties, developing the Company's operating team and creating, establishing and maintaining industry partnerships. Mr. Herlin has more than 21 years of experience in energy transactions, operations and finance with small independents, larger independents and major integrated oil companies. Since 2003, Mr. Herlin has also served as a Partner with Tatum CFO, a financial advisory firm that provides executive officers on a part-time or full-time basis to clients. From 2001 to 2003, Mr. Herlin served as Senior Vice President and Chief Financial Officer of Intercontinental Towers Corporation, an international wireless infrastructure company. From 1997 to 2001, he was employed at Benz Energy, Inc., an oil and gas company, most recently as President. Mr. Herlin also serves on the board of directors of Boots and Coots Group, an oil field services company. Mr. Herlin graduated with honors from Rice University with B.S. and M.E. degrees in chemical engineering and has an MBA from Harvard University.	2004
John Pimentel	38
		Since 2002, Mr. Pimentel has been a principal of Cagan McAfee Capital Partners, where he is responsible for business development, investment structuring, and portfolio company management. From 1998 to 2002, he worked with Bain & Company in that firm's Private Equity Group, and the general consulting practice. From 1993-1996, Mr. Pimentel served as Deputy Secretary for Transportation for the State of California. Mr. Pimentel has served as a director of World Waste Technologies, Inc., a waste technology company, and Pacific Ethanol, Inc. since early 2004. Mr. Pimentel has an MBA degree from the Harvard Business School, and a BA degree from UC Berkeley	2004

Gene Stoever	66
		In 1993, Mr. Stoever retired from KPMG Peat Marwick after 32 years of service, including 24 years as a partner. Since 1999, he has acted as an independent consultant. From 1999 to 2004, he served as a trustee of the Sterling Diagnostic Imaging and SDI Liquidating Trust. He also serves as a Director of Exepack, LLC, a flexible packaging company. Mr. Stoever earned his B.B.A. degree in accounting with honors from the University of Texas at Austin, is a Certified Public Accountant in the State of Texas, was previously certified to practice in the States of Louisiana and North Carolina, and was a member of the American Institute of CPAs. Mr. Stoever is a current member of the Texas Society of Public Accountants. Mr. Stoever serves as Chairman of the Company's Audit Committee.	2004
E.J. DiPaolo	51
		Mr. DiPaolo has served as an Energy Advisor to Growth Capital Partners, L.P., an investment banking company, since 2003. From 2002 to the present, Mr. DiPaolo has served as an independent energy producer. From 1976 to 2002, Mr. DiPaolo was with Halliburton Company, most recently as Group Senior Vice President of Global Business Development, where he was responsible for the management of overall customer relationships with the companies within Halliburton's upstream businesses, including Halliburton Energy Services, Brown and Root Energy Services, and Landmark Graphics and Wellstream. Previously, Mr. DiPaolo was the North American Regional Vice President and Far East Regional Vice President for Halliburton, accountable for the overall operation of Halliburton Energy Services in those regions. Mr. DiPaolo also serves on the Board of Directors of Boots and Coots Group, an oil field services company, and Edgen Corporation, a pipe distribution company. He received his undergraduate degree in agricultural engineering from West Virginia University in 1976 where he currently serves on the Advisory Board of the College of Engineering. Mr. DiPaolo serves as Chairman of the Company's Compensation Committee	2004

        We believe that the nominees will be available and able to serve as directors. In the event that a nominee is unable to serve, the proxy holders will vote the proxies for such other nominee as they may determine.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES
FOR ELECTION AS DIRECTORS.

Meetings of the Board of Directors and Committees

        Board of Directors.    The property, affairs and business of Natural Gas Systems are under the general management of our Board of Directors as provided by the laws of Nevada and our Bylaws. Natural Gas Systems has standing Audit and Compensation Committees of the Board of Directors. Because all five of the Company's directors participate in the process of identifying qualified director nominees, the Board of Directors does not believe that it is necessary to have a separate Nominating Committee. The Board's director nominees for each annual meeting of stockholders are approved by a majority of the Company's independent directors. The Board does not have a written charter that governs the director nomination process.

        The Board of Directors held nine meetings during fiscal year 2004. Each director attended at least 75% of the aggregate of the total meetings of the Board and the total number of meetings held by all committees of the Board on which he served during fiscal year 2004. Each Board member is expected be present at the annual meeting. The Company did not hold an annual meeting last year.

        Audit Committee.    The functions of the Audit Committee include the appointment, compensation and oversight of the Company's independent auditors, reviewing the scope and results of the audit by the Company's independent auditors and reviewing the Company's procedures for monitoring internal controls. The members of the Audit Committee consist of Messrs. Stoever and DiPaolo. Our Board of Directors believes that the members of the Audit Committee are independent as defined in Rule 4200 (a)(14) of the National Association of Securities Dealers' listing standards. The Board of Directors has determined that Mr. Stoever is an independent director serving on the Audit Committee who is an audit committee financial expert as defined by the Securities and Exchange Commission's rules. The Audit Committee did not meet during fiscal year 2004. As of October 28, 2004, the Audit Committee had not yet adopted a Charter.

        Compensation Committee.    The Compensation Committee is authorized to review annual salaries and bonuses of our officers and has the authority to determine the recipients of options, the time or times at which options shall be granted, the exercise price of each option, and the number of shares to be issuable upon the exercise of each option under our stock option plan. The members of the Compensation Committee consist of Messrs. Cagan, Stoever and DiPaolo. The Compensation Committee did not meet during fiscal year 2004.

        Nomination of Directors.    The entire Board of Directors will consider Board nominees recommended by shareholders. In order for a stockholder to nominate a candidate for director, timely notice of the nomination must be given in writing to the Secretary of the Company. To be timely, such notice must be received at the principal executive offices of the Company as set forth under "Stockholder Proposals" below. Notice of a nomination must include your name, address and number of shares you own; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares beneficially owned by the nominee. It must also include the information that would be required to be disclosed in the solicitation of proxies for election of directors under the federal securities laws, as well as whether the individual can understand basic financial statements and the candidate's other board memberships (if any). You must submit the nominee's consent to be elected and to serve. The Board of Directors may require any nominee to furnish any other information, within reason, that may be needed to determine the eligibility of the nominee. The Board of Directors will follow procedures that it deems reasonable and appropriate in the identification of candidates for election to the Board of Directors and evaluating the background and qualifications of those candidates. Those processes include consideration of nominees suggested by an outside search firm, by incumbent Board members and by stockholders. The Board of Directors will seek candidates having experience and abilities relevant to serving as a director of the Company and who represent the best interests of stockholders as a whole and not any specific interest group or constituency. The Board of Directors will consider a candidate's qualifications and background, including, but not limited to responsibility for operating a public company or a division of a public company, oil and gas business experience, a candidate's technical background or professional qualifications and other public company boards on which the candidate is a director. The Board of Directors will also consider whether the candidate would be "independent" for purposes of the National Association of Securities Dealers' and the rules and regulations of the Securities and Exchange Commission. The Board of Directors may from time to time engage the services of a professional search firm to identify and evaluate potential nominees.

        Stockholder Communications with the Board.    Any stockholder can communicate with all directors or with specified directors by sending a letter to the Company's Secretary at the address set forth under "Stockholder Proposals," below. All such letters will be forwarded to the entire Board or to the directors specified by the stockholder.

Compensation of Directors

        Periodically, our Board of Directors reviews the then-current director compensation policies and from time to time makes changes to such policies based on various criteria the Board deems relevant. Our independent directors are currently paid $3,000 per fiscal quarter and are reimbursed for any direct out-of-pocket expenses incurred in connection with their duties as directors. In addition, Messrs. DiPaolo and Stoever are paid additional stipends of $13,000 per year for serving as Chairs of the Compensation and Audit Committees, respectively. Our Board has also authorized the issuance of options to acquire up to 100,000 shares of common stock at an exercise price of $1.00 per share, to each of Messrs. DiPaolo and Stoever, which options will vest over a two year period.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of shares of the Company's common stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely on its review of the copies of such forms received or written representations from the Reporting Persons, the Company believes that with respect to the fiscal year ended June 30, 2004, all the Reporting Persons complied with all applicable Section 16 filing requirements, except that the initial report for Mr. Pimentel upon his election to the Board was filed late due to an administrative oversight.

Beneficial Owners of More Than Five Percent of Natural Gas Systems' Common Stock; Shares Held by Directors and Executive Officers

        Based solely upon information made available to us, the following table sets forth information with respect to the beneficial ownership of our common stock as of October 18, 2004 by (1) each person who is known by us to beneficially own more than five percent of our common stock; (2) each director and nominee for director; (3) each of the named executive officers listed in the Summary Compensation Table below under the caption "Executive Compensation"; and (4) all executive officers and directors as a group. Shares of common stock that are subject to outstanding options and warrants that are presently exercisable or exercisable within 60 days of October 18, 2004 are deemed to be outstanding for purposes of computing the percentage ownership of the holder of the options and warrants, but not for any other person. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to community property laws where applicable.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Robert Herlin(2)(3)	1,062,500	4.54%
Laird Q. Cagan(4)(5)	7,630,000	32.45%
John Pimentel(4)	450,000	1.93%
E.J. DiPaolo(2)	—	—
Gene Stoever(2)	—	—
Eric A. McAfee, P2 Capital LLC and McAfee Capital LLC(4)(6)	5,975,000	25.41%
All executive officers and directors as a group (six persons)	9,205,000	38.94%

(1)
Based on 23,364,600 shares outstanding on October 18, 2004.

(2)
Address: c/o Natural Gas Systems, Inc. 820 Gessner, Suite 1340, Houston, Texas 77024.

(3)
Includes 62,500 shares issuable upon options exercisable within 60 days of the date hereof and excludes 187,500 options not exercisable within 60 days of the date hereof. These options were pledged by Mr. Herlin to Tatum CFO Partners in exchange for continuing services. Mr. Herlin disclaims beneficial ownership and control over these options and any of the underlying shares.

(4)
Address: c/o Cagan McAfee, 10600 N. De Anza Blvd., Suite 250, Cupertino, California 95014.

(5)
Includes (x) 1,000,000 shares held in trust by Mr. Cagan's two daughters and (y) immediately exercisable warrants to acquire 150,000 shares of common stock held by Cagan McAfee Capital Partners, LLC.

(6)
Includes (i) 1,000,000 shares directly held by Mr. McAfee, (ii) 2,000,000 shares held by P2 Capital LLC, an entity owned 50% by Marguerite McAfee (Mr. McAfee's spouse) and 25% by each of Mr. and Mrs. McAfee's minor children (over which shares Mrs. McAfee holds sole dispositive and voting power), (iii) 2,700,000 shares held by McAfee Capital, LLC, an entity owned 50% by each of Mr. and Mrs. McAfee (over which shares Mr. and Mrs. McAfee share voting and dispositive power) and (iv) 125,000 shares owned by Berg McAfee Companies, LLC (out of total of 250,000 shares owned by Berg McAfee Companies, LLC), an entity in which Mr. McAfee owns a 50% interest and shares voting and dispositive power. Also includes immediately exercisable warrants to acquire 150,000 shares of common stock held by Cagan McAfee Capital Partners, LLC. Mr. McAfee disclaims beneficial ownership over all of the shares held by P2 Capital LLC and 50% of the shares held by Berg McAfee. McAfee Capital LLC disclaims beneficial ownership over all of the shares held by P2 Capital LLC.

Certain Relationships and Related Transactions

        Laird Q. Cagan, Chairman of the Board of Directors, is a Managing Director of Cagan McAfee Capital Partners, LLC ("CMCP"). CMCP performs financial advisory services to Natural Gas Systems pursuant to a written agreement and is paid a monthly retainer of $15,000. In addition, Mr. Cagan is a registered representative of Chadbourn Securities, Inc. ("Chadbourn"), Natural Gas Systems' placement agent in private equity financings. Natural Gas Systems pays a cash fee equal to 8% of gross equity proceeds and warrants equal to 8% of the shares purchased in such financings. During calendar year 2003, Natural Gas Systems expensed and paid CMCP $32,500 for monthly retainers. From January 1, 2004 to October 18, 2004, Natural Gas Systems expensed $150,000 and paid CMCP $30,000 for monthly retainers.

        In connection with the founding of Old NGS, 18,000,000 shares of Old NGS's common stock were directly and indirectly purchased by various parties as founder's shares, including, 1,000,000 shares by Robert S. Herlin offered as an incentive for Mr. Herlin to serve as Natural Gas Systems' President and Chief Executive Officer; 1,000,000 shares by Liviakis Financial Communications, Inc., Natural Gas Systems' investor relations firm; 7,500,000 shares by Laird Q. Cagan, the Chairman of our Board of Directors and a Managing Director of CMCP; 5,700,000 shares by Eric M. McAfee (and his beneficial relationships), a Managing Director of CMCP,; and 450,000 shares by John Pimentel, a member of our Board of Directors.

        During the six months ended June 30, 2004, the Company paid $80,000 to Chadbourn Securities and Mr. Cagan for commissions from sales of our common stock. Also during the six months ended June 30, 2004, the Company issued warrants to purchase up to a total of 319,932 shares of Common Stock to CMCP, Chadbourn Securities and Mr. Cagan in connection with arranging the merger of Old NGS into the Company (240,000 warrants) and the placement of 999,145 shares of our common stock (79,932 warrants). These warrants have a $1.00 exercise price and a seven year term.

        Mr. McAfee, a Managing Director of CMCP, has served as Vice Chairman of the Board of Verdisys, Inc., the provider of a limited amount of horizontal drilling services to Natural Gas Systems. In 2004, Mr. McAfee resigned from the Board of Directors of Verdisys, but continues to hold shares in both Verdisys and the Company. Mr. McAfee has represented to Natural Gas Systems that he is also a 50% owner of Berg McAfee Companies, LLC, which owns approximately 30% of the shares of Verdisys. Natural Gas Systems paid $130,000 and $25,960 to Verdisys during calendar years 2003 and 2004, respectively, for horizontal drilling services.

        On August 11, 2004, Mr. Cagan loaned Natural Gas Systems $475,000 as partial bridge financing for the acquisition of the Tullos Urania Field. Under the original terms of the note, all net revenue derived from the Tullos Urania Field, less operating expenses and development costs, must be applied toward repayment of the note. The note bears interest at 10% per annum, is secured by a pledge of all of Natural Gas Systems' assets and is due in full by February 10, 2005. The note was recently amended to provide that full repayment is not required until the earlier of (a) July 1, 2005, or (b) the date on which the Company's cumulative gross equity fundings beginning August 15, 2004 reach $1.0 million. The note was also amended to require mandatory prepayments from the net proceeds of any equity financings of the Company on or after August 15, 2004 in excess of $500,000, and from the net cash flows (after capital expenditures) from the Tullos Urania Field on or after February 5, 2005.

Executive Officers of Natural Gas Systems

        Set forth below is information regarding our executive officers including their ages, positions with Natural Gas Systems and principal occupations and employers for at least the last five years. For information concerning executive officers' ownership of our common stock, see "Beneficial Owners of More Than Five Percent of Natural Gas Systems Common Stock; Shares Held by Directors and Executive Officers."

        For information regarding Robert S. Herlin, the Company's President and Chief Executive Officer, see "Proposal I—Election of Directors."

        Sterling H. McDonald (55). Mr. McDonald joined Old NGS as Chief Financial Officer in 2003 and has served the Company as its Chief Financial Officer since the merger of Old NGS into the Company in May 2004. Since joining the Company, Mr. McDonald has also been responsible for administrative functions of the Company. From 1999 to 2003, Mr. McDonald acted as an independent consultant and interim Chief Financial Officer to various companies. From 1997 to 1999, he served as Chief Financial Officer for PetroAmerican Services, a subsidiary of an integrated NYSE-traded oil and gas company. Previously, he served as Chief Financial Officer of PetroStar Energy, an exploration and production company, and Treasurer of Reading and Bates Corporation, a NYSE-traded international offshore drilling services, exploration and production company. Mr. McDonald holds an MBA, with highest academic achievement, from the University of Tulsa.

Executive Compensation

        The following table sets forth the compensation for services in all capacities to the Company for the fiscal year ended June 30, 2004, for the Chief Executive Officer of the Company (the "Named Executive"). No other executive officer of the Company earned total annual salary and bonus in excess of $100,000:

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus		Securities Underlying Options(#)
Robert S. Herlin President and Chief Executive Officer	2004 2003 2002	$141,187 — —	$	— — —	250,000(1) — —

(1)
These options were pledged by Mr. Herlin to Tatum CFO Partners in exchange for continuing services. Mr. Herlin disclaims beneficial ownership and control over these options and any of the underlying shares.

Option Grants in Last Fiscal Year

        The following tables set forth certain information with respect to stock options granted under Natural Gas Systems' 2003 Stock Plan, to the Named Executive during the fiscal year ended June 30, 2004, stock option exercises during that year, and the value of unexercised stock options at that year's end. To date, no options have been granted under Natural Gas Systems' 2004 Stock Plan.

	Individual Grants
Name	Number of Shares of Common Stock Underlying Options Granted(1)	% of Total Options granted to Employees in Fiscal Year	Exercise Price ($/Sh)	Expiration Date
Robert S. Herlin(2)	250,000	50%	$0.001	9/23/2013	(1)

(1)
The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(2)
These options were pledged by Mr. Herlin to Tatum CFO Partners in exchange for continuing services. Mr. Herlin disclaims beneficial ownership and control over these options and any of the underlying shares.

Option Exercises and Year-End Value Table

			Number of Shares of Common Stock Underlying Unexercised Options at Year-End (#)		Value of Unexercised In-the-Money Options at Year End ($)(1)
Name	Shares Acquired on Exercise	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Robert Herlin(2)	-0-	-0-	46,875	203,125	$107,766	$466,984

(1)
Market value of underlying securities at year-end ($2.30), minus the exercise price of "in-the-money" options.

(2)
These options were pledged by Mr. Herlin to Tatum CFO Partners in exchange for continuing services. Mr. Herlin disclaims beneficial ownership and control over these options and any of the underlying shares.

Employment Agreements; Change in Control Agreements

Employment Agreement with Robert S. Herlin.

        Mr. Herlin is employed under a contract pursuant to which he receives an annual salary of $180,000 in addition to a bonus of up to $100,000 as determined by the Board of Directors. Mr. Herlin was awarded an incentive stock option to purchase 250,000 shares of the Company's common stock at $0.001 per share. The stock option vested as to 1/8th of the shares on the six month anniversary of the employment agreement and then 1/16th thereafter vests at the end of each successive three month period until the option is fully vested after four years. These options were pledged by Mr. Herlin to Tatum CFO Partners in exchange for continuing services. Mr. Herlin disclaims beneficial ownership and control over these options and any of the underlying shares. The agreement provides that in the event the Company terminates Mr. Herlin without cause, he will be entitled to six months severance and all options then vested shall be exercisable for six months after termination. Mr. Herlin may terminate the agreement at any time on 30 days' prior written notice. The Company may terminate Mr. Herlin for material breach of the agreement, habitually neglecting his duties, engaging in dishonest conduct or due to conviction of a crime, upon 15 days' written notice. Mr. Herlin may not solicit clients or employees of, or compete with, the Company for a period of one year after termination of employment.

Employment Agreement with Sterling H. McDonald.

        Mr. McDonald is employed under a contract pursuant to which he receives an annual salary of $120,000 in addition to a bonus as determined by the Board of Directors. Mr. McDonald was awarded an incentive stock option to purchase 250,000 shares of the Company's common stock at $0.25 per share. The stock option vested as to 1/8th of the shares on the six month anniversary of the employment agreement and then 1/16th thereafter vests at the end of each successive three month period until the option is fully vested after four years. The agreement provides that in the event the Company terminates Mr. McDonald for any reason other than cause or permanent disability, upon Mr. McDonald's execution of a general release, the Company will pay Mr. McDonald one month severance, subject to increase by one month for every six months that Mr. McDonald remains in service with the Company, up to a maximum of six months severance. The Company may terminate Mr. McDonald at any time and for any reason upon 10 days' written notice. Mr. McDonald may terminate his employment upon 10 days' written notice to the Company. Mr. McDonald may not solicit clients or employees of the Company for a period of one year after termination of employment.

Report of the Audit Committee

        Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act or the Exchange Act that might incorporate by reference previous or future filings, including this Proxy Statement, in whole or in part, the following report shall not be incorporated by reference into any of such filings.

        The responsibilities of the Audit Committee include providing oversight to Natural Gas Systems' financial reporting process through periodic meetings with Natural Gas Systems' independent auditors and management to review accounting, auditing, internal controls, and financial reporting matters. The management of Natural Gas Systems is responsible for the preparation and integrity of the financial reporting information and related systems of internal controls. The Audit Committee, in carrying out its role, relies on Natural Gas Systems' senior management, including senior financial management, and its independent auditors.

        We have reviewed and discussed with senior management Natural Gas Systems' audited financial statements included in the fiscal year 2004 Annual Report on Form 10-KSB. Management has confirmed to us that such financial statements (i) have been prepared with integrity and objectivity and are the responsibility of management and (ii) have been prepared in conformity with accounting principles generally accepted in the United States.

        We have discussed with Hein & Associates LLP, our independent auditors, the matters required to be discussed by SAS 61 (Communications with Audit Committee). SAS 61 requires our independent auditors to provide us with additional information regarding the scope and results of their audit of Natural Gas Systems' financial statements with respect to (i) their responsibility under auditing standards generally accepted in the United States, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management, and (vi) any difficulties encountered in performing the audit.

        We have received from Hein & Associates LLP a letter providing the disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) with respect to any relationships between Hein & Associates LLP and the Company that in its professional judgment may reasonably be thought to bear on independence. Hein & Associates LLP has discussed its independence with us. Hein & Associates LLP confirmed in its letter, in its professional judgment, it is independent of Natural Gas Systems within the meaning of the federal securities laws.

        Based on the review and discussions described above with respect to Natural Gas Systems' audited financial statements included in Natural Gas Systems' fiscal year 2004 Annual Report on Form 10-KSB, we have recommended to the Board of Directors that such financial statements be included in Natural Gas Systems' Annual Report on Form 10-KSB.

        It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and in accordance with accounting principles generally accepted in the United States. That is the responsibility of management and Natural Gas Systems' independent auditors. In giving our recommendation to the Board of Directors, we have relied on (i) management's representation that such financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and (ii) the report of Natural Gas Systems' independent auditors with respect to such financial statements.

Respectfully submitted,
Audit Committee:
Gene Stoever E.J. DiPaolo

Independent Public Accountants

        On May 26, 2004, the Company dismissed Chisholm, Bierwolf & Nilson, LLC as its independent public accountants and engaged Hein & Associates LLP as its independent public accountants for the fiscal year ended June 30, 2004, as described more fully below. At that time, the Company also changed its fiscal year to end on June 30 from December 31. The reports of Chisholm, Bierwolf & Nilson, LLC on the Company's financial statements for the two most recent fiscal years ended December 31, 2003, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the Company's two most recent fiscal years ended December 31, 2003 and the subsequent interim periods through May 26, 2004, there were no disagreements between the Company and Chisholm, Bierwolf & Nilson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Chisholm, Bierwolf & Nilson's satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. During the two most recent fiscal years ended December 31, 2003 and the subsequent interim periods through May 26, 2004, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-B.

        On May 26, 2004, the Company engaged Hein & Associates LLP to serve as its independent public accountants for the fiscal year ending June 30, 2004. During our two most recent fiscal years ended December 31, 2003 and the subsequent interim periods through May 26, 2004, the Company did not consult Hein & Associates LLP with respect to the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any matter that was the subject of any disagreement or reportable event as set forth in Items 304(a)(1)(iv) and (v) of Regulation S-B, except that Hein & Associates performed a financial audit as of December 31, 2003 and a financial review as of March 31, 2004 for Old NGS.

        Aggregate fees billed to us for professional services by Hein & Associates LLP during the fiscal year ended June 30, 2004 were as follows:

Audit Fees	$11,500
Audit-Related Fees	$3,780
Tax Fees	$1,060
All Other Fees	-0-

        In the above table, in accordance with the SEC's definitions and rules, "audit fees" are fees Natural Gas Systems paid Hein & Associates LLP professional services for the audit of our consolidated financial statements included in our Form 10K-SB and the review of financial statements included in Form 10-QSBs, and for services that are normally provided by the accountants in connection with statutory and regulatory filings or engagements; "audit-related fees" are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements; and "tax fees" are fees for tax compliance, tax advice and tax planning.

        All of the audit related services and tax fees were pre-approved by the Audit Committee

        The Audit Committee has considered the compatibility of the non-audit services provided by Hein & Associates LLP to Hein & Associates LLP's continued independence and has concluded that the independence of Hein & Associates LLP is not compromised by the performance of such services.

Pre-Approval of Services by External Auditor

        The Audit Committee has adopted policies and procedures for the pre-approval of the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services does not impair the auditor's independence. The Audit Committee approves all audit fees and terms for all services provided by the independent auditor, and considers whether these services are compatible with the auditor's independence. The Chairman of the Audit Committee may approve additional proposed services that arise between Committee meetings provided that the decision to approve the service is presented at the next scheduled Committee meeting. All non-audit services provided by the external auditor must be pre-approved by the Audit Committee Chairman prior to the engagement. The Chief Financial Officer provided a quarterly report of external auditor services, by category, to the Audit Committee. The Audit Committee pre-approved all audit and permitted non-audit services by Hein & Associates LLP in 2004.

PROPOSAL II

PROPOSAL TO RATIFY APPOINTMENT OF HEIN & ASSOCIATES LLP
AS THE COMPANY'S ACCOUNTANTS

        The Audit Committee of the Board of Directors has approved Hein & Associates LLP as the Company's independent accountants to audit its consolidated financial statements for the fiscal year ending June 30, 2005. From May 20, 2004 to June 30, 2004, Hein & Associates LLP served as the Company's independent accountants and also provided certain tax consulting and other accounting services. The Company is not required to seek stockholder approval for the appointment of its independent accountants; however, the Audit Committee and the full Board of Directors believe it to be sound corporate practice to seek such approval. If the appointment is not ratified, the Audit Committee will investigate the reasons for stockholder rejection and will re-consider the appointment. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

        The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of Hein & Associates LLP as the Company's independent accountants.

        Representatives of Hein & Associates LLP will be present at the Annual Meeting and will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

STOCKHOLDER PROPOSALS

        Any proposal which a Company stockholder intends to present in accordance with Rule 14a-8 of the Securities Exchange Act of 1934 (the "Exchange Act") at our next annual meeting of stockholders to be held in 2005 must be received by Natural Gas Systems on or before June 30, 2005. Notice of stockholder proposals submitted outside of Rule 14a-8 of the Exchange Act will be considered untimely if received by the Company after September 12, 2005. Only proper proposals under Rule 14a-8 of the Exchange Act that are timely received will be included in the Proxy Statement and Proxy in 2005.

OTHER MATTERS

Expenses of Solicitation

        The cost of soliciting proxies in the accompanying form will be borne by Natural Gas Systems. In addition to the use of the mails, proxies may be solicited by directors, officers or other employees of Natural Gas System, personally or by telephone, facsimile or email.

Miscellaneous

        Our management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy intend to vote the shares of our common stock that they represent in accordance with their best judgment.

Annual Report

        A copy of the Company's Annual Report on Form 10-KSB, without exhibits, for the year ended June 30, 2004 filed with the Securities and Exchange Commission accompanies this Proxy Statement. Copies of the Form 10-KSB exhibits are available without charge. Stockholders who would like such copies should direct their requests in writing to: Natural Gas Systems, Inc., 820 Gessner, Suite 1340, Houston, Texas 77024, Attention: Sterling McDonald.

By Order of the Board of Directors
/s/ LAIRD Q. CAGAN Laird Q. Cagan, Secretary

P R O X Y

NATURAL GAS SYSTEMS, INC.
a Nevada Corporation
ANNUAL MEETING OF STOCKHOLDERS
December 1, 2004

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Robert S. Herlin and Sterling H. McDonald, or either of them, as proxies, each with the power to appoint his or her substitutes, and hereby authorizes them to represent and vote, as designated below, all of the shares of Common Stock of Natural Gas Systems, Inc., held of record by the undersigned on October 18, 2004 at the Annual Meeting of Stockholders to be held at the Company's offices at 820 Gessner Street, Suite 1340, Houston Texas 77024 on Wednesday, December 1, 2004, at 2:00 p.m. (local time), or any adjournments or postponement thereof with all powers which the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

1.	For the election as directors of the nominees listed below, except to the extent that authority is specifically withheld.
	☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below
Nominees: Robert S. Herlin, Laird Q. Cagan, John Pimentel, Gene Stoever and E.J. DiPaolo.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

2.	Proposal to ratify appointment of Hein & Associates LLP, as independent auditor.
	☐	For	☐	Against	☐	Abstain

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

        This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted for Proposals 1 and 2. I understand that I may revoke this Proxy only by written instructions to that effect, signed and dated by me, which must be actually received by the Company prior to the commencement of the Annual Meeting.

Dated:
Signature
Signature if Held Jointly
Number of Shares

        Please sign exactly as your name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the shares are owned by a corporation, sign in the full corporate name by the President or other authorized officer. If the shares are owned by a Partnership, sign in the name of the Partnership name by an authorized person. Please mark, sign, date and return the Proxy promptly using the enclosed envelope.

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS to be held on December 1, 2004
PROXY STATEMENT
PROPOSAL I ELECTION OF DIRECTORS
Summary Compensation Table
Option Exercises and Year-End Value Table
PROPOSAL II PROPOSAL TO RATIFY APPOINTMENT OF HEIN & ASSOCIATES LLP AS THE COMPANY'S ACCOUNTANTS
STOCKHOLDER PROPOSALS
OTHER MATTERS